Exhibit 99.1

ABVC Biopharma Executes a Global Licensing Definitive Agreement for the Treatment of NSCLC, Expecting Aggregate Income of $13.75M and Royalties of up to $12.50M

Fremont, CA (April 16, 2024) – ABVC BioPharma, Inc. (NASDAQ: ABVC) (“Company”), a clinical-stage biopharmaceutical company developing therapeutic solutions in ophthalmology, CNS (central nervous systems), and Oncology/Hematology, announced today that the Company, together with its affiliate Rgene Corporation    entered into a comprehensive licensing agreement with OncoX, a private company registered in the British Virgin Islands that specializes in dietary supplements for Oncology. We are hopeful that this agreement will facilitate the advancement of treatments for Non-Small Cell Lung Cancer (NSCLC) since it covers the license for the clinical trial, registration, manufacturing, supply, and distribution rights of ABVC’s single-herb botanical drug extract from the dry fruit body of Maitake Mushroom (Grifola Frondosa) for treatment of Non-Small Cell Lung Cancer. ABVC and its affiliate are set to receive an aggregate license fee of $12,500,000 in the form of cash or shares of OncoX securities   within 30 days of executing the agreement, with an additional milestone payment of $1,250,000 in cash after OncoX’s next round of fundraising, of which there can be no guarantee; ABVC and its affiliate are also entitled to royalties of 5% of net sales, up to $12,500,000, after the launch of the licensed product.

The United States Food & Drug Administration (US FDA) has approved four INDs: ABV-1501 (IND 129575) for Triple Negative Breast Cancer (TNBC), ABV-1519 (IND 161602) for Non-Small Cell Lung Cancer (NSCLC)  , ABV-1702 (IND 131300) for Myelodysplastic Syndrome (MDS), and ABV-1703 (IND 136309) for Pancreatic Cancer Therapy. The Investigational New Drug (IND) application for ABV-1519 proposed the clinical investigation of BLEX 404 as a Combination Therapy Drug with Chemotherapy. The active ingredient of BLEX 404 is the β-glucan extracted from Grifola frondosa (maitake mushrooms), an edible fungus with high medical and commercial values in Asia; it contains various bioactive constituents such as polysaccharides, pyrrole alkaloids, ergosterol, etc., and has been widely served as functional foods for a long time in daily life.1

Under the terms of the agreement, ABVC grants OncoX exclusive rights for one of ABVC’s four products in its Oncology pipeline to develop, manufacture, and commercialize BLEX 404  , a promising therapeutic agent for the treatment of NSCLC. We believe that this collaboration leverages the respective strengths of both companies to accelerate the availability  of this vital treatment to patients worldwide.

“We are thrilled to finalize this licensing agreement with OncoX, an emerging frontrunner in the healthcare industry,” said Dr. Uttam Patil, ABVC’s Chief Executive Officer. “This collaboration represents a significant step forward in our mission to combat NSCLC and underscores our commitment to delivering innovative therapies to needy patients. “He added that ABVC brings its cutting-edge research and development capabilities. With a deep understanding of NSCLC and a commitment to improving patient outcomes, ABVC will spearhead the development of BLEX 404, which has demonstrated promising results in clinical studies.”

“OncoX is well-positioned to bring BLEX 404 to the market efficiently and effectively. Through this partnership, patients suffering from NSCLC will gain access to a treatment option that has the potential to transform their lives. This licensing agreement exemplifies ABVC and OncoX’s shared dedication to advancing medical science and improving patient care. Both companies are committed to working closely to ensure the successful development and commercialization of BLEX 404,” said Wen-Pin Yen, CEO of OncoX.

NSCLC often develops resistance to single-agent therapies. Thus, combining different drug classes, such as chemotherapy with targeted therapy or immunotherapy, can help overcome resistance mechanisms and improve treatment outcomes.2 We believe combination therapy often leads to higher response rates than monotherapy, particularly in aggressive or advanced NSCLC, where a robust initial response is crucial for patient outcomes. Synergistic effects have been shown when β-glucan is used alongside chemotherapy in cancer patients.3 Studies of patients being treated with Combination Therapy show an increase in the overall survival rate for lung cancer.4 Combination Therapy represents a promising approach to address the unmet demands in NSCLC treatment by improving efficacy, overcoming resistance, and providing patients with more personalized and targeted therapeutic options. MSKCC, a prominent research institute in the USA, has conducted two Clinical trials to evaluate the safety of BLEX 404.5,6

[1]	https://www.sciencedirect.com/science/article/abs/pii/S0960852407001083?via%3Dihub

[2]	https://www.ncbi.nlm.nih.gov/pmc/articles/PMC10203373/
[3]	https://pubmed.ncbi.nlm.nih.gov/12126464/
[4]	https://lcfamerica.org/treatment/combination-therapy/#:~:text=Combining%20pembrolizumab%20with%20conventional%20chemotherapy,cell%20lung%20cancer%20(NSCLC).
[5]	https://pubmed.ncbi.nlm.nih.gov/19253021/

[6]	https://pubmed.ncbi.nlm.nih.gov/25351719/

The terms of the agreement include upfront payments, milestone payments upon achievement of certain developmental milestones, and royalties on net sales of BLEX 404, which cannot be guaranteed.

Management believes the Company’s product pipeline has excellent market potential. The global cancer therapeutics market is expected to be worth around US$393.61 billion by 2032, up from US$164 billion in 2022, growing at a CAGR of 9.20% from 2023 to 2032.7 Lung Cancer Market is valued at US$ 29.5 billion in 2022 and is projected to grow at 11% CAGR through 2032.8

For more information about ABVC and its subsidiaries, stay updated on the latest updates or visit https://abvcpharma.com. ABVC urges its shareholders to sign up on the Company’s website for the latest news alerts; visit https://abvcpharma.com/?page_id=17707

About ABVC BioPharma & Its Industry

ABVC BioPharma is a clinical-stage biopharmaceutical company with an active pipeline of six drugs and one medical device (ABV-1701/Vitargus®) under development. For its drug products, the Company utilizes in-licensed technology from its network of world-renowned research institutions to conduct proof-of-concept trials through Phase II of clinical development. The Company’s network of research institutions includes Stanford University, the University of California at San Francisco, and Cedars-Sinai Medical Center. For Vitargus®, the Company intends to conduct global clinical trials through Phase III.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. None of the outcomes expressed herein are guaranteed. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to proceed to the next level of the clinical trials or to market our product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy any of the Company’s securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from registration, nor shall there be any offer, solicitation or sale of any of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Contact:

Leeds Chow

Email: leedschow@ambrivis.com

[7]	https://www.precedenceresearch.com/cancer-therapeutics-market
[8]	https://www.gminsights.com/industry-analysis/lung-cancer-market#:~:text=Lung%20Cancer%20Market%20size%20was,raise%20awareness%20about%20the%20disease.